UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2024

CF BANKSHARES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

4960 E. Dublin Granville Road, Suite #400, Columbus, Ohio	43081	(614) 334-7979
(Address of principal executive offices)	(Zip Code)	(Registrant’s Telephone Number)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CFBK	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to Employment Agreement with Timothy T. O’Dell

On June 6, 2023, CF Bankshares Inc. (the “Company”) and its wholly-owned subsidiary, CFBank, National Association (the “Bank”), entered into a First Amendment (the “O’Dell First Amendment”) to the Employment Agreement dated April 22, 2019, with Timothy T. O’Dell, President and Chief Executive Officer of the Company and Chief Executive Officer of CFBank (the “O’Dell Employment Agreement”). The O’Dell First Amendment amends Section 4(b) of the O’Dell Employment Agreement to modify the calculation of the amount of the lump sum cash payment payable to Mr. O’Dell in connection with a Change of Control (as defined in the O’Dell Employment Agreement”). The amendment was made to, among other things, account for the fact that a significant portion of Mr. O’Dell’s annual bonus may be paid to Mr. O’Dell in the form of equity compensation as opposed to cash compensation.

As revised, if the Bank has a Change of Control, and Mr. O’Dell’s employment is terminated by the Bank without “cause” or by Mr. O’Dell for “good reason” during the first 24 months following the Change of Control, subject to certain conditions set forth in the O’Dell Employment Agreement, Section 4(b) of the O’Dell Employment Agreement provides that the Bank will pay to Mr. O’Dell a lump sum cash amount equal to two (2) times the sum of (a) Mr. O’Dell’s base salary and (ii) (A) the aggregate amount of all cash bonuses and equity compensation paid to Mr. O’Dell during the two full fiscal years preceding the fiscal year in which Mr. O’Dell’s termination of employment occurs, divided by (B) two. For purposes of this calculation, the amount of any equity compensation will be the fair market value of such equity compensation as of the date on which it is granted.

The O’Dell First Amendment also amended Section 3(b) of the O’Dell Employment Agreement to clarify the process and timing by which the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board will determine the amount and form (i.e., cash, Common Stock of the Company, or a combination of cash and Common Stock of the Company) of the annual performance bonus payable to Mr. O’Dell. For 2024, Mr. O’Dell’s bonus opportunity was set at 125% of his base salary (unchanged from 2023).

The foregoing description of the O’Dell First Amendment provides only a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the O’Dell First Amendment and the O’Dell Employment Agreement, which are filed or incorporated by reference as Exhibits to this Current Report on Form 8-K.

First Amendment to Employment Agreement with Bradley Ringwald

On June 6, 2023, the Company and the Bank also entered into a First Amendment (the “Ringwald First Amendment”) to the Employment Agreement dated January 25, 2023, with Bradley Ringwald, President of the Bank (the “Ringwald Employment Agreement”).

The Ringwald First Amendment amends Section 4(b) of the Ringwald Employment Agreement to increase the multiple used in calculating the amount of the lump sum cash payment payable to Mr. Ringwald in connection with a Change of Control (as defined in the Ringwald Employment Agreement). As revised, if the Bank has a Change of Control, and Mr. Ringwald’s employment is terminated by the Bank without “cause” or by Mr. Ringwald for “good reason” during the first 24 months following the Change of Control, subject to certain conditions set forth in the Ringwald Employment Agreement, the Bank will pay to Mr. Ringwald a lump sum cash amount equal to one and one-half (1 ½) times the sum of Mr. Ringwald’s annual base salary and the average annual bonus paid to Mr. Ringwald over the prior 24-month period.

The foregoing description of the Ringwald First Amendment provides only a summary of its material terms and does not purport to be complete, and is qualified in its entirety by reference to the Ringwald First Amendment and the Ringwald Employment Agreement, which are filed or incorporated by reference as Exhibits to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)Not applicable

(b)Not applicable

(c)Not applicable

(d)Exhibits

Exhibit
Number	Description

10.1	First Amendment to Employment Agreement, dated as of June 6, 2024, by and among the Company, the Bank and Timothy T. O’Dell.
10.2	First Amendment to Employment Agreement, dated as of June 6, 2024, by and among the Company, the Bank and Bradley Ringwald.
10.3

Employment Agreement, dated as of April 22, 2019, by and among the Company, the Bank and Timothy T. O’Dell (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated April 26, 2019, filed with the Commission on April 26, 2019 (File No. 0-25045)).

10.4

Employment Agreement, dated as of January 23, 2023, by and among the Company, the Bank and Bradley Ringwald (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated January 25, 2023, filed with the Commission on January 27, 2023 (File No. 0-25045)).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF Bankshares Inc.

Date: June 12, 2024	By:	/s/ Kevin J. Beerman
Kevin J. Beerman
Executive Vice President and Chief Financial Officer